Sub-Item 77Q1: Exhibits

(e) Copies of any new or amended Registrant investment advisory contracts

Sub-Advisory Agreement among the Registrant, on behalf of Wilmington Multi-Manager Real Asset Fund, Rodney Square Management Corporation and CBRE Clarion Securities LLC dated July 1, 2011 filed as exhibit 28(d)(xi) to Post-Effective Amendment No. 52 to the Registrant's registration statement on Form N-1A on October 28, 2011 (SEC Accession No. 0001135428-11-000618) and incorporated herein by reference.